Goodrich Corporation Second Quarter 2005 Results July 28, 2005

Certain statements made in this presentation are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the Company's future plans, objectives and expected performance. The Company cautions readers that any such forward- looking statements are based on assumptions that the Company believes are reasonable, but are subject to a wide range of risks, and actual results may differ materially. Important factors that could cause actual results to differ include, but are not limited to: demand for and market acceptance of new and existing products, such as the Airbus A350 and A380, the Boeing 787 Dreamliner, the Embraer 190, and the Lockheed Martin F-35 Joint Strike Fighter and F-22 Raptor; the health of the commercial aerospace industry, including the impact of bankruptcies in the airline industry; global demand for aircraft spare parts and aftermarket services; and other factors discussed in the Company's filings with the Securities and Exchange Commission and in the Company's July 28, 2005 Second Quarter 2005 Results press release. The Company cautions you not to place undue reliance on the forward-looking statements contained in this presentation, which speak only as of the date on which such statements were made. The Company undertakes no obligation to release publicly any revisions to these forward- looking statements to reflect events or circumstances after the date on which such statements were made or to reflect the occurrence of unanticipated events. Forward Looking Statements

Current Quarter Highlights Second quarter 2005 results, compared to second quarter 2004 Sales grew 20 percent, with increases in all market channels and for all reportable segments Net income per diluted share grew 91 percent Net income per diluted share from continuing operations grew 59 percent 2005 outlook Sales outlook increased to $5.2 - $5.3 billion, compared to prior outlook of $5.1 - $5.2 billion Net income per diluted share outlook increased to $2.00 - $2.10, compared to prior outlook of $1.80 - $1.95 Other items Segment president organizational realignment Total long-term debt reduced by $100 million on April 26, 2005; announced plans to redeem additional $82 million of long-term debt on August 30, 2005

Financial and Operational Overview

Quarterly Sales Trends Q1 2003 Q2 2003 Q3 2003 Q4 2003 Q1 2004 Q2 2004 Q3 2004 Q4 2004 Q1 2005 Q2 2005 GR 1091 1092 1061 1122 1157 1128 1162 1254 1275 1353 Sales ($ in Millions) Solid sales growth continues 14% annualized growth since 3Q 2003 sales trough

(Dollars in Millions, excluding EPS) 2nd Qtr 2005 2nd Qtr 2004 Change Sales $1,353 $1,128 20% Segment operating income $157 $126 25% - % of Sales 11.6% 11.2% +0.4% Income - Continuing Operations - Net Income $62 $76 $38 $39 63% 95% Diluted EPS - Continuing Operations - Net Income $0.51 $0.61 $0.32 $0.32 59% 91% Second Quarter 2005 - Financial Summary

(Dollars in Millions, excluding EPS) 1st Six Months 2005 1st Six Months 2004 Change Sales $2,628 $2,285 15% Segment operating income $308 $244 26% - % of Sales 11.7% 10.7% +1.0% Income - Continuing Operations - Net Income $119 $133 $69 $86 73% 56% Diluted EPS - Continuing Operations - Net Income $0.97 $1.08 $0.57 $0.71 70% 52% First Six Months 2005 - Financial Summary

Second Quarter 2005 Financial Change Analysis (Dollars in Millions) (Dollars in Millions) Item Sales After-tax Income Diluted EPS Second Quarter 2004 - Income from Continuing Operations $1,128 $38 $0.32 Increased overall volume, efficiency, mix, other $214 $47 $0.37 A380 Actuation program retrofit charge ($10) ($0.08) Debt retirement premiums and other costs ($4) ($0.03) Increased new program development expenditures (R&D, Bid and Proposal, other) ($4) ($0.03) Increased pension expense ($3) ($0.02) Foreign exchange sales and income impacts $11 ($2) ($0.02) Second Quarter 2005 - income from Continuing Operations $1,353 $62 $0.51 Income from Discontinued Operations $13 $0.10 Second Quarter 2005 - Net Income $1,353 $76 $0.61

GOODRICH

Second Quarter 2005
Airframe Systems Segment

Dollars in Millions	2nd Quarter 2005	2nd Quarter 2004	Change	
			$	%
Sales	$464	$404	$60	15%
Segment OI	$11	$25	($14)	(57%)
% Sales	2.3%	6.3%	N/A	(4.0%)
Included above:				
▪ A380 Actuation program retrofit charge	($15)	--	($15)	N/A
▪ Facility Closure and Headcount Reductions/Asset Impairment	--	--	--	--

- **Major Variances:**
  - **Sales increased primarily due to:**
    - Higher landing gear commercial and regional original equipment (OE) sales volume,
    - Higher large commercial, regional and military aircraft wheel and brake sales volume,
    - Higher actuation systems sales volume,
    - Higher sales of airframe heavy maintenance services; and
    - Favorable currency translation on non-U.S. dollar sales, primarily in the actuation systems and landing gear businesses.
  - **Segment Operating Income decreased primarily due to**
    - $15 million charge for the retrofit of redesigned parts for the A380 actuation system, including reserves for related obsolete inventory, supplier claims and impaired assets,
    - Higher operating costs in the landing gear and actuation businesses,
    - Partially offset by increased income related to the higher sales volume described above.

9

A380 Actuation System Current Status Most complex and largest commercial flight control system Joint development and production by multiple Goodrich business units (Actuation Systems, Engine Control Systems, Fuel and Utility Systems and Power Systems) Combines conventional and electro-hydraulic actuation Lighter weight, improved reliability and lower total cost Redesign/retrofit program Redesigned motor drive electronics currently in test phase Expect approved product in fourth quarter 2005 Redesigned product expected to fly on test aircraft during fourth quarter 2005 Retrofit scheduled for late 2005/first quarter 2006 In second quarter 2005, reserved approximately $10 million after-tax ($0.08 per diluted share) for costs associated with retrofit of actuators. Evaluating potential claim against Northrop Grumman

Second Quarter 2005 Engine Systems Segment Major Variances: Sales increased primarily due to: Higher aerostructures engine OE, U.S. military and commercial spares and maintenance, repair and overhaul (MRO) sales volume, Higher sales volume of turbo-machinery products for U.S. military and regional aircraft applications and in the power generation market, Higher revenues from asset management arrangements with military customers for aftermarket support from customer services, and Favorable currency translation on non-U.S. dollar sales, primarily in the engine controls business. Segment Operating Income increased primarily due to higher sales volume, and an improved aftermarket sales mix, primarily for aerostructures products. 2nd Quarter 2005 2nd Quarter 2004 Change Change Dollars in Millions 2nd Quarter 2005 2nd Quarter 2004 $ % Sales $566 $449 $117 26% Segment OI $109 $69 $40 58% % Sales 19.2% 15.4% N/A +3.8% Included above: Facility Closure and Headcount Reductions/Asset Impairment -- ($1) $1 N/A

Second Quarter 2005 Electronic Systems Segment Major Variances: Sales increased primarily due to: Higher sales volume of regional and business jet aircraft OE and aftermarket products for the power systems, de-icing & specialty systems and sensor systems businesses, Higher sales volume of military OE and aftermarket sales in nearly all business units, and Higher sales volume of large commercial aircraft OE products for the aircraft interior products, de-icing & specialty systems and fuel & utility systems businesses. Segment Operating Income increased primarily due to the increased sales volume described above, partially offset by increased research and development costs for programs that have been already awarded and increased operating costs. 2nd Quarter 2005 2nd Quarter 2004 Change Change Dollars in Millions 2nd Quarter 2005 2nd Quarter 2004 $ % Sales $323 $275 $48 17% Segment OI $38 $31 $7 21% % Sales 11.7% 11.3% N/A +0.4% Included above: Facility Closure and Headcount Reductions/Asset Impairment -- ($2) $2 N/A

Summary Cash Flow Information Item (Dollars in Millions) 2nd Qtr 2005 2nd Qtr 2004 Net income from continuing operations $62 $38 Depreciation and Amortization $58 $56 Working Capital - (increase)/decrease - defined as the sum of A/R, Inventory and A/P ($70) ($17) Other current assets and other non-current assets and liabilities, deferred income taxes and taxes payable $45 $31 Pension contributions ($4) ($28) Cash Flow from Operations* $91 $80 * Included in Cash Flow from Operations - Cash Payments for Restructuring ($2) ($8) Capital Expenditures ($40) ($29)

Debt Retirement Progress Since Acquisition of Aeronautical Systems 10/1/02 Proforma 12/31/2002 12/31/2003 12/31/2004 3/31/2005 6/30/2005 Net Debt 2893 2487 1836 1604.7 1609 1545 Cash 146 150 378 298 286 251 Announced further $82 million debt redemption, to be completed 8/30/05 Note: See page 26 for definitions of Total Debt and Net Debt and a detailed calculation of these measures as of the dates indicated. Total Debt and QUIPS $3,039 Net Debt and QUIPS $2,893 Cash $146 Total Debt and QUIPS $2,215 Net Debt And QUIPS $1,837 Cash $378 Total Debt And QUIPS $2,638 Net Debt and QUIPS $2,488 Cash $150 Total Debt $1,903 Net Debt $1,605 Cash $298 Total Debt $1,896 Net Debt $1,609 Cash $286 Total Debt $1,795 Net Debt $1,544 Cash $251

Sales by Market Channel

Boeing Airbus Regional, Business, GA OE Commercial A/C Aftermarket Regional, Business & GA Aftmkt Heavy Maintenance Military Other East 8 16 7 24 7 4 28 6 First Half 2005 Sales by Market Channel Total Sales $2,628M Large Commercial Aircraft Aftermarket 24% Regional, Business & General Aviation Aftermarket 7% Boeing Commercial OE 8% Airbus Commercial OE 16% Military & Space, OE & Aftermarket 28% Other 6% Heavy A/C Maint. 4% OE AM Balanced business mix - three major market channels, each with strong growth Regional, Business & Gen. Av. OE 7% Total Commercial Aftermarket 35% Total Commercial OE 31% Total Military and Space 28%

Sales by Market Channel Second Quarter 2005 Change Analysis Market Channel Primary Market Drivers Actual GR Change Comparisons Actual GR Change Comparisons Actual GR Change Comparisons Market Channel Primary Market Drivers 2Q 2005 vs. 2Q 2004 2Q 2005 vs. 1Q 2005 1st 6 Mos. 2005 vs. 1st 6 Mos. 2004 Military and Space - OE and Aftermarket US, UK Defense Budgets 19% 11% 11% Boeing and Airbus - OE Production Aircraft Deliveries 32% 7% 18% Regional, Business & General Aviation - OE Aircraft Deliveries 18% (2%) 22% Aftermarket - Large Commercial and Regional, Business and GA ASMs, Age, Cycles, Fleet size 16% 4% 13% Heavy Airframe Maintenance Aircraft aging, Parked Fleet 23% (7%) 38% Other IGT, Other 16% 7% 15% Goodrich Total Sales 20% 6% 15%

Outlook

Expectations for Goodrich 2005 Sales Sales by Market Channel 2004 Sales Mix Average Growth Average Growth Sales by Market Channel 2004 Sales Mix 1st 6 Mos. 2005 vs. 1st 6 Mos. 2004 2005 Expected Change from 2004 Military and Space - OE and Aftermarket 30% 11% 5% - 6% Boeing and Airbus - OE Production 23% 18% Approx. 20% Regional, Business & General Aviation - OE 6% 22% >10% Aftermarket - Large Commercial and Regional, Business and GA 32% 13% Approx. 10% Heavy Airframe Maintenance 3% 38% >25% Other 6% 15% Approx. 15% Goodrich Total Sales $4.7B 15% 10% - 12%

2005 Outlook P&L Summary ($M) Actual 2004 Estimate 2005 B/(W) Sales $4.701B $5.2-5.3B +11 - 13% Segment Income $490 $620-640 +27 - 31% Margin % 10.4% 11.8-12.2% +1.5 - 1.8% Net Income - Continuing Operations $154 $234-246 +52 - 60% - Reported $172 $248-260 +44 - 51% EPS (Diluted) - Continuing Operations $1.28 $1.89-1.99 +48 - 55% - Reported $1.43 $2.00-2.10 +40 - 47% Shares Outstanding 120.3M ~ 124.0M ~ 3% Included in outlook: Effective tax rate 21.8% 32 - 33% +10.2 - 11.2% Pension expense - pre-tax $87 $98 ($11) Debt retirement premiums and costs - pre-tax $15 $12 ($8) Note: The current earnings and cash flow from operations outlook for 2005 does not include resolution of the previously disclosed Rohr and Coltec tax litigation or divestitures other than the JcAIR Test Systems business.

2005 Outlook Foreign Exchange Considerations Goodrich foreign currency exposure Approx. 85-90% of sales in US dollars Approx. 70-75% of pre-tax costs in US dollars Euro, Pound and Canadian $ represent >98% of exposure Goodrich 2005 exposure Currently hedged on more than 90% of 2005 expected exposure Unhedged portion subject to FX rate fluctuations until hedged or realized Expect approximately $20 million negative impact to pre-tax income, versus 2004 - included in current outlook Active programs to reduce net exposure (outsourcing, contract terms)

Goodrich - Culture Highest levels of integrity Entrepreneurial, fast moving and empowered Key functions recently aligned at enterprise level to leverage size, capabilities Experienced, stable management team Accountability Customer focus Technology leadership

Conclusion Top Quartile Aerospace Returns Operational Excellence Leverage the Enterprise Balanced Growth Push aggressive Supply Chain Management and Continuous Improvement Drive breakthrough change in product and development costs using LPD and DFSS Improve Enterprise manufacturing and engineering efficiencies Use portfolio mass and breadth to capture market share Win new program positions Pursue Military Markets and Government funding opportunities Aftermarket products and services expansion Manage investments at the portfolio level Provide Enterprise Shared Services Leverage SBU capabilities into integrated, higher level systems Simplify customer interfaces - act as "One Company" Goodrich - Strategic Imperatives

What Investors Should Expect from Goodrich in 2005 Key focus in 2005 - operational excellence and margin improvement Complete redesign effort, and begin the retrofit, for A380 actuators by year-end 2005 Focused on the business "Blocking and Tackling" Cash flow Margin improvement Working capital management Cost reduction New product development Continue investing in new products and systems Continue deleveraging strategy Completed/announced $182 million debt retirement Transparency of financial results and disclosure

Debt Retirement Reconciliation

Supplemental Information * In late September 2002, the company utilized short-term debt of $200 million to preposition certain funds necessary for the acquisition of TRW Aeronautical Systems. This short-term debt was repaid on October 1, 2002 with a portion of the proceeds from the $1.5 billion bridge loan secured to finance the entire purchase. Accordingly, on October 1, 2002, cash was reduced by $200 million. **Total Debt (defined as short-term debt plus current maturities of long-term debt and capital lease obligations plus long-term debt and capital lease obligations) and Net Debt (defined as Total Debt minus cash and cash equivalents) are non-GAAP financial measures that the Company believes are useful to rating agencies and investors in understanding the Company's capital structure and leverage. Because all companies do not calculate these measures in the same manner, the Company's presentation may not be comparable to other similarly titled measures reported by other companies. *** QUIPS included in Current maturities of long-term debt and capital lease obligations as of December 31, 2003.